MOTOR VEHICLE REMARKETING AGREEMENT



         THIS MOTOR VEHICLE REMARKETING AGREEMENT (the "Agreement") is made and entered into as of the 10th of January, 2001 (the "Effective Date"), by and between AutoTradeCenter.com Inc., an Arizona corporation, whose address is 15170 North Hayden Road, Suite 5, Scottsdale, Arizona, 85260 ("ATC"); and American Suzuki Motor Corporation, a California corporation, whose address is 3251 East Imperial Hwy, PO Box 1100, Brea California 92822 ("Suzuki")(each a "Party," and together, the "Parties.")

         WHEREAS, Suzuki repurchases or acts as agent for certain rental vehicles bearing the Suzuki brand name, which are owned by American Suzuki Motor Corporation or automobile rental corporations and remarketed by Suzuki (hereinafter, such motor vehicles are called the "Suzuki Vehicles"); and

         WHEREAS, Suzuki desires to obtain certain remarketing services and desires to obtain assistance in administering programs involving the sale of the Suzuki Vehicles to Enrolled Dealers (as defined herein); and

         WHEREAS, Suzuki desires to execute those remarketing services through use of electronic commerce technologies via Internet applications; and

         WHEREAS, ATC wishes to develop, operate and host the ATC/Suzuki Website (as defined herein) and provide remarketing services, technical, administrative and marketing support to Suzuki; and

         WHEREAS,  Suzuki  desires  to  retain  the  services,   experience  and
assistance of ATC, and ATC desires to assist Suzuki subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

         For purposes of this Agreement, the following definitions shall apply:

         a. "ATC/Suzuki Website" means the framework, structural and database architecture and programming, as well as the interface format and design, which results in display screens or "pages" which are perceptible by individuals, with the aid of a machine or device, and also includes the underlying programming code, computer programs and resources developed, operated and maintained for Suzuki by ATC in accordance with the provisions of this Agreement, as reflected in the document entitled "Suzuki Website Overview" prepared by ATC and provided to Suzuki (a copy of which is attached to this Agreement as Exhibit A). The ATC/Suzuki Website shall be used by Suzuki as the primary method of remarketing of Suzuki Vehicles to the Enrolled Dealers.

         b. "Content" refers to Suzuki's textual, graphic, audio-visual or other materials, information or items which are displayed, inserted, publicly performed, perceptible or otherwise available on the ATC/Suzuki Website developed for Suzuki by ATC hereunder. Content also includes Suzuki's pricing and inventory data not displayed or otherwise accessible to individuals on the ATC/Suzuki Website.

         c. "Documentation" refers to ATC's textual, graphic, audio-visual or other materials, information or items, which describe how to implement and operate, and the capabilities and functions of, the ATC/Suzuki Website.

         d. "Domain Name" shall mean an Internet domain name mutually agreed upon by Suzuki and ATC for the ATC/Suzuki Website, and registered by ATC, at Suzuki's expense, on behalf of Suzuki.

         e. "Enrolled Dealer" means a Suzuki franchised automobile dealer and other parties as authorized by Suzuki to participate in the ATC/Suzuki Website.

         f. "Software" refers to any computer programs, software and related materials, including any Documentation relating thereto, independently developed by ATC which are required or necessary, and which may be incidental or are intended, to interact with or operate the ATC/Suzuki Website.

         g. "System" refers to the hardware and software and other devices and operating programs on which the ATC/Suzuki Website will operate and make Content accessible to permitted individuals and devices and which is interconnected to the publicly available network of networks referred to as the "Internet" and that portion of the Internet known as the "World Wide Web."

          i. "Third Party Software" refers to any computer programs, software and related materials, including any documentation relating thereto, developed by parties other than ATC and licensed to ATC which are required or necessary, and which may be incidental or are intended, to interact with or operate the ATC/Suzuki Website.

         Other terms used in this Agreement are defined in the context in which they are used and have the meanings there stated.

         2. TERM OF AGREEMENT

         The term of this  Agreement  shall  commence  effective as of the tenth
(10th) day of January, 2001 and shall be for a period of twelve (12) months; provided that Suzuki may, at its option, terminate the term of this Agreement upon one hundred and twenty (120) days prior written notice to ATC and, if Suzuki gives such termination notice on or prior to July 10, 2001, Suzuki shall pay the sum of $ * to ATC as a termination fee upon termination of the term of this Agreement. This agreement will automatically renew for an additional 12 month period if ATC meets or exceeds certain performance criteria as mutually agreed upon by the parties. Such performance criteria must be added to this contract prior to March 31, 2001 for this provision to become effective. Otherwise the parties hereto may elect to renew this Agreement on such terms and conditions as may be mutually agreed upon. All renewals must be agreed upon in writing and signed by all parties hereto.

         3. SERVICES TO BE PROVIDED BY ATC.

         a. DEVELOPMENT AND HOSTING OF THE ATC/SUZUKI WEBSITE.

         i. ATC shall use commercially reasonable efforts to design and complete the ATC/Suzuki Website on or about March 1, 2001, ATC will provide Suzuki with necessary Integration Services (as defined below), in order to make the Content compatible with the technical specifications for the ATC/Suzuki Website, as set forth in Exhibit A. For purposes of this Agreement, "Integration Services" shall mean the integration of the Content into the ATC/Suzuki Website. The user interface and navigational structure of the ATC/Suzuki Website will follow mutually agreed upon standards for the entry point to the ATC/Suzuki Website, as set forth in Exhibit A. ATC also agrees to provide Suzuki and its staff with reasonable training and assistance, in order to permit Suzuki to update Content on the ATC/Suzuki Website, throughout the Term.

         ii. ATC shall provide to Suzuki in website architecture custom website features including but not limited to home page(s), vehicle search capability, vehicle inventories with condition reports, digital photos, vehicle purchase capability, purchase confirmation, transportation alternatives and links, policies and procedures, community pages, calendars, administration pages, market reports, and seamless

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* Confidential information omitted and filed separately with the Securities and
Exchange Commission.

Internet links to any and all parties and/or additional websites (such as auctions, used car guide publications) deemed necessary by Suzuki.

         iii. ATC acknowledges that Content which may be integrated into the ATC/Suzuki Website includes Suzuki's brands, screens ("pages"), images and other graphic displays and may also include uniform resource locators (so called "URLs" or hypertext "links") to Content within the ATC/Suzuki Website and/or to other web sites, web pages and/or materials which are external to and not part of the ATC/Suzuki Website, as agreed upon by the Parties. Subject to the technical and capacity constraints inherent in the System and the Specifications and any other limitations and restrictions set forth in this Agreement, ATC will use all reasonable commercial efforts to ensure adequate System resources for the ATC/Suzuki Website.

         iv. ATC shall customize and co-brand the ATC/Suzuki Website for access through the System using ATC's design guideline templates and co-branding requirements, including by displaying on each page of the ATC/Suzuki Website framing (e.g., headers and footers) of size and type determined by ATC, which contain branding for ATC and Suzuki as determined by ATC. ATC shall make any changes to the customization and/or co-branding of the ATC/Suzuki Website as reasonably requested by Suzuki during the Term.

         v. If Suzuki requests changes to the ATC/Suzuki Website, ATC shall have the right to determine the affect on the work hereunder and, without limitation, shall have the right to quote to Suzuki any additional charges or modifications to the schedule, work or any other items affected by Suzuki's requested change. If the parties are able to mutually agree on such changes, ATC shall document the requested changes and additional charges and modifications in writing and once signed by Suzuki, shall serve as an amendment to this Agreement and Exhibit
A. Failing such agreement, the scope of ATC's work shall remain unchanged.

         b. OPERATION AND MAINTENANCE OF THE ATC/SUZUKI WEBSITE.

         i. After acceptance by Suzuki or such later date as Suzuki requests, ATC shall make the ATC/Suzuki Website available twenty-four hours per day, seven days per week, to permitted individuals and/or access devices as specified and designated by Suzuki in accordance with Exhibit A. Without limiting the preceding sentence, ATC shall provide password-protected access to the ATC/Suzuki Website to any and all departments of Suzuki, the Enrolled Dealers, and additional companies providing support to Suzuki in the sale of Suzuki Vehicles. Suzuki has reviewed and accepted the ATC/Suzuki Website proposed by ATC as currently contained in the Exhibit A. Suzuki agrees that any access by Enrolled Dealers to the ATC/Suzuki Website will be governed by an access agreement to be provided by ATC. ATC shall provide those parties permitted to access the ATC/Suzuki Website continuous communication, access to data, viewing of all Suzuki Vehicles intended for sale, and the ability to buy and sell certain Suzuki Vehicles. ATC will not be responsible for access to the ATC/Suzuki Website by parties unauthorized by Suzuki.

         ii. ATC shall provide the necessary System, together with appropriate facilities and operating environment to support and maintain the operation of the ATC/Suzuki Website for Suzuki hereunder. ATC will provide on-going technical support as required to maintain the ATC/Suzuki Website in proper operating condition in conformity with Exhibit A, during the Term of this Agreement. If, during the Term of this Agreement, the ATC/Suzuki Website fails to operate in substantial conformity with Exhibit A, and such failure is not due to Suzuki, the Content or causes outside the control of ATC, then ATC will use all reasonable commercial efforts to correct the non-conformity and restore the ATC/Suzuki Website to its proper operation, consistent with the requirements of this Agreement.

         iii. ATC shall use its best efforts to assure that the ATC/Suzuki Website accurately displays the Content as provided by Suzuki or its designated
agents,   such  as  matching  Suzuki  lease  account

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

numbers and the vehicle identification number or "VIN", incorporation of the Suzuki pricing table, assignment of user passwords online and/or direct, and other possible areas of the ATC/Suzuki Website as Suzuki deems necessary; provided that ATC is not responsible for confirming the accuracy of the Content provided to it for inclusion in the ATC/Suzuki Website from Suzuki or its designated agents.

         iv. At Suzuki's sole option, dealers that are not Suzuki Dealers may be allowed to purchase vehicles from the ATC/Suzuki Website. The terms and conditions of such event shall be negotiated and contracted between the parties at such time as Suzuki deems necessary. However, if Suzuki elects to allow such purchases, the parties agree that ATC may charge a Buyer's fee to be paid by the non-Suzuki dealer.

         c. MARKETING. ATC shall, for purposes of contacting prospective purchasers of Suzuki Vehicles, and driving those prospective purchasers to the ATC/Suzuki Website, provide dedicated telemarketing, fax and e-mail campaigns, and will by request provide at an additional fee, national and/or regional publication advertisements, direct mail, and representation at any and all Suzuki events, strategy sessions, dealer functions, and/or automotive industry seminars and associated functions.

            EXPANDED  MARKETING.   ATC  shall,  for  purposes  of  driving
interested dealers to Suzuki vehicles offered at select auction locations, provide additional dedicated telemarketing, fax and email campaigns, as well as the production and distribution of a monthly Suzuki national auction calendar of events. Additionally, ATC will by Suzuki's request provide at an additional fee, national and/or regional marketing support materials, including but not limited to advertisements, direct mail campaigns, and auction banners.

         d. DOMAIN NAME REGISTRATION. ATC will register or arrange to register with the appropriate authorities, the Domain Name (and any other domain names specified in writing by Suzuki during the Term) and will use said Domain Name in connection with the ATC/Suzuki Website for Suzuki. Suzuki will own all rights in the Domain Name. Suzuki will be listed as the registrant of the domain name and ATC shall serve as the technical and administrative contact for purposes of technical operation of the ATC/Suzuki Website. Suzuki shall have the right to designate any other party as the technical and administrative contact for its domain name at any time during the Term. Suzuki is responsible for all filing and other fees associated with the registration, maintenance and filing for domain names in connection with the ATC/Suzuki Website.

         e. WEBSITE ADVERTISING. Suzuki acknowledges and agrees that ATC, at its sole cost and expense, shall have the exclusive and unlimited right to sell, manage and administer any and all advertising, promotions and sponsorships on and through the ATC/Suzuki Website. ATC shall retain one hundred percent (100%) of the total revenue generated by such advertising, promotions and sponsorships.

         f. ADDITIONAL SERVICES. Suzuki may request additional services from ATC not specified hereunder, including, without limitation, additional design and development services, increased ATC/Suzuki Website or System capacity, or enhancements to the ATC/Suzuki Website and System. ATC agrees to make available any and all such services which it generally makes available to customers in the commercial marketplace, subject to mutual agreement in writing which shall refer to and form an amendment to this Agreement once signed by both parties.

         4. CONTENT LICENSE.

         a. Suzuki will, at its own expense, provide to ATC all Content to appear in the ATC/Suzuki Website as described in Exhibit A. Suzuki assumes sole responsibility for the accuracy of any Content provided to ATC. Suzuki will procure at its own expense all necessary rights, licenses, and permissions and all other agreements and documentation to permit use of the Content in the ATC/Suzuki Website as contemplated herein.


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

         b. Suzuki grants ATC a license, for the Term to: (a) digitize, convert, install, upload, modify, select, order, arrange, compile, combine, synchronize and otherwise use each element of the Content with other elements of the Content and with any software developed by ATC to prepare and create the ATC/Suzuki Website; (b) to use, reproduce, store, process, retrieve, transmit, distribute, publish, publicly perform and hyperlink the Content solely in connection with the use of the operation and use ATC/Suzuki Website; and (c) to make archive or backup copies and other copies of the Content as reasonably necessary to operate, update, support and maintain the ATC/Suzuki Website.

         5.   FEES.

         a. As consideration for the services to be rendered by ATC, Suzuki shall pay to ATC the Fees as follows:

         Data Management fee:       $  *   per Suzuki Vehicle listed on the
                                    ATC/Suzuki Website

         Sale fee:                  $  *   per Suzuki Vehicle sold on the
                                    ATC/Suzuki Website

         Buy fee:                   $   *   per Suzuki Vehicle purchased on the
                                    ATC/Suzuki Website by a registered Dealer

         Auction Marketing fee:     $   *   per vehicle sold at "select" Suzuki
                                    auction locations, where Suzuki desires marketing assistance

         b. Suzuki's obligation to pay ATC the Buy Fee and Sale Fee arises at the time that an order becomes a binding order for Suzuki and Enrolled Member in accordance with the Terms of Sale (to be agreed upon by the parties and attached hereto as Exhibit B). Funds from any transactions executed through the ATC/Suzuki site will be processed by a third-party service, and any per vehicle listed billing will be presented to Suzuki monthly by ATC. All payments due to ATC hereunder shall be payable to ATC at 15170 North Hayden Road, Suite 5, Scottsdale, AZ 85260, or at such other place or places as ATC may, by written notice, direct. Suzuki shall pay the Fees to ATC on or before the last day of each calendar month during the term of this Agreement. ATC shall have the right to charge interest at the lesser of one and one half (1.5 %) percent per month or the maximum rate permitted by law, for any payments hereunder which remain outstanding and unpaid for more than thirty (30) days after their respective due dates.

         c. The prices and charges set forth herein do not include and Suzuki agrees to pay all taxes levied against or upon the ATC/Suzuki Website and any services or other materials provided hereunder, as well as Suzuki's use thereof, exclusive, however, of taxes based on ATC's income, which taxes shall be paid by ATC.

         6.   PROPRIETARY RIGHTS.

         a. ATC shall own all right, title and interest (including, without limitation, intellectual property rights) in and to the ATC/Suzuki Website, System and software, but excluding any Content or other materials or information, which is proprietary to and provided by Suzuki hereunder. ATC has the sole right to obtain, hold and renew in its own name and for its own benefit, any patents, copyrights, registrations and other similar protection, except as specifically provided herein or subsequently mutually agreed upon in writing. If, for any reason, title and ownership rights do not vest in ATC as contemplated hereunder, Suzuki irrevocably assigns, transfers and conveys to ATC all right, title and interest therein and Suzuki will cooperate with ATC and execute all documents necessary to enable ATC to perfect, preserve, register and record its rights.

         b. Except as specifically provided hereunder, nothing in this Agreement shall be construed to transfer, convey, impair or otherwise adversely affect ATC's ownership and proprietary rights in and to its information, materials or technology, tangible or intangible, in any form and in any medium.

* Confidential information omitted and filed separately with the Securities and Exchange Commission

Correspondingly, nothing in this Agreement shall be construed to transfer, convey, impair or otherwise adversely affect Suzuki's ownership and proprietary rights in and to its respective Content or any other Suzuki information, materials or technology, tangible or intangible, in any form and in any medium.

         c. In consideration of the charges and fees payable by Suzuki hereunder, ATC grants to Suzuki a non-exclusive, non-transferable, right and license during the term of this Agreement to use the ATC/Suzuki Website; and, solely during the term of this Agreement, a non-exclusive, non-transferable right and license to insert and place Content onto the ATC/Suzuki Website, subject to the restrictions set forth in this Agreement.

         d. ATC acknowledges and agrees that any programs, images, graphics, text, video, designs, data, information and other materials supplied by or on behalf of Suzuki in connection with this Agreement (including, without limitation, Content and any derivative works or adaptations necessary to re-format same for use in connection with the ATC/Suzuki Website), as well as the Domain Name, shall be and remain the sole and exclusive property of Suzuki. Suzuki acknowledges and agrees that ATC is acting solely as the ATC/Suzuki Website developer, System host and Internet service provider for the ATC/Suzuki Website and that Suzuki, and not ATC, is solely and exclusively responsible and liable for screening, policing, securing, editing and monitoring all Content (whether provided by Suzuki), any communications transmitted, received, displayed, used or contained on or through the ATC/Suzuki Website by Suzuki and/or its respective customers and suppliers, and any and all transactions processed thereby, and for providing billing and invoicing, order fulfillment services, customer service and support, and any other services, information, communications, data and materials in connection with the ATC/Suzuki Website or otherwise as a result of this Agreement.

         e. Suzuki acknowledges that the ATC/Suzuki Website contains Third Party Software, and that the licensor of the Third Party software has a proprietary interest in such software. Suzuki acknowledges and agrees that it has no rights of any kind or nature to any Software or Third Party Software, including the ATC/Suzuki Website, other than those rights set forth in this Agreement.

         f. Except as specifically provided in this Agreement, neither Party shall use the name, brands, logos or marks, refer to or identify the other in advertising or publicity, promotional or any other communications to others without first securing the written consent of such other Party; provided that ATC may list Suzuki's name in a general listing of all or any portion of its customers.

         7. REPRESENTATIONS AND WARRANTIES.

         a. ATC represents and warrants to Suzuki that: (i) it has the right to enter into this Agreement and its obligations are not in conflict with any other of its obligations; and (ii) the ATC/Suzuki Website as designed and implemented by ATC does not infringe upon the rights of any third party and complies with all applicable laws and regulations; provided, however, that Suzuki shall be responsible for determining the compliance of the ATC/Suzuki Website with any laws or regulations relating to the sale of motor vehicles and ATC is not responsible for complying with any such laws or regulations.

         b. Suzuki represents and warrants to ATC that: (i) it has the right to enter into this Agreement and its obligations are not in conflict with any other of its obligations; (ii) Suzuki is either the owner or has full rights and authority from the owner to provide, use, display or otherwise deal with the
Content and any other information, data and materials provided to ATC or available from or through the ATC/Suzuki Website and the System; (iii) neither the display, provision or other treatment of Content, nor its receipt, possession or use by or through the ATC/Suzuki Website and the System, nor ATC's performance of Suzuki's requirements and services hereunder (including, without limitation, development, implementation, operation or maintenance of the ATC/Suzuki Website hereunder) will infringe upon or violate the rights of any other party or violate or contravene any federal, state and local


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

laws, regulations, ordinances and/or any other applicable codes and rules of conduct; and (iv) Suzuki is solely responsible and liable for the Content and materials transmitted, received, displayed, used and/or contained on or through the ATC/Suzuki Website and any and all transactions processed thereby.

         8. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NOTWITHSTANDING ANY DETERMINATION THAT ANY REMEDY HAS FAILED OF ITS ESSENTIAL PURPOSE, IN NO EVENT SHALL ATC BE LIABLE OR OTHERWISE RESPONSIBLE TO SUZUKI, THE ENROLLED DEALERS OR TO ANY OTHER THIRD PARTY, FOR ANY DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. THE FOREGOING DISCLAIMER OF LIABILITY INCLUDES ALL DAMAGES, DIRECT AND INDIRECT, HOWSOEVER ARISING OR DENOMINATED, REGARDLESS OF THE FORM OF THE ACTION OR THE BASIS OF ANY CLAIM OR ACTION. IF, FOR ANY REASON, A COURT OF COMPETENT JURISDICTION SHALL STILL HOLD ATC LIABLE FOR DAMAGES HEREUNDER, IN NO EVENT SHALL ATC'S AGGREGATE LIABILITY EXCEED THE AMOUNTS ACTUALLY PAID BY SUZUKI TO ATC HEREUNDER IN RESPECT OF THE GOODS OR SERVICES GIVING RISE TO THE CLAIM OR ACTION.

         9. INDEMNIFICATION.

         a. ATC shall defend and indemnify Suzuki against any loss, damage or expense arising from any breach of ATC's obligations under this Agreement; provided that ATC shall have the right to defend any third party claim that is asserted against which Suzuki is indemnified under this subparagraph. Notwithstanding anything contained in this Agreement, the parties agree that ATC will not be in breach of its obligations under this Agreement in the event ATC is not able to perform its obligations because of any natural casualty, war, insurrection, civil disturbance or other causes beyond its reasonable control.

         b. Suzuki, shall defend and indemnify ATC against any loss, damage or expense arising from: (i) actual or alleged infringement of any intellectual or other proprietary right based on Suzuki or its Enrolled Members' use of the Content and any other materials furnished by Suzuki hereunder; and (ii) breach of any representation or warranty made by Suzuki under this Agreement. ATC will give Suzuki prompt notice of any such claim or action and copies of all papers served upon or received by ATC relating to it. Suzuki further agrees to indemnify and hold ATC harmless from and against any and all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees) associated with any such claim or action.

        10. DEFAULT AND TERMINATION.

         The failure of a Party hereto to perform any covenant, term or condition of this Agreement to be kept or performed by such Party shall be an Event of Default for purposes of this Agreement if the Party asserting a default under this Agreement has given written notice of such default to the Party claimed to be in default and such Party has not cured such failure within a reasonable period of time.

         Upon the occurrence of an Event of Default, the aggrieved Party may, at its discretion and without further notice to the other, exercise one or more of the following remedies:

         a.     Terminate this Agreement;

         b. Proceed by appropriate court action to enforce the terms hereof, or to recover damages for the breach of any term hereof; or

         c.   Exercise any other right or remedy available under applicable law.

        11. GENERAL PROVISIONS.

         REMEDIES. All remedies herein conferred upon either Party hereto shall be cumulative and concurrent with every other right or remedy given hereunder, or now or hereafter existing at law or in equity.

         ENTIRE AGREEMENT. This Agreement, together with Exhibits and any other documents specifically referred to herein and which are incorporated by this reference, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any prior or inconsistent agreements, negotiations, representations and promises, written or oral. No amendment or modification to this Agreement, nor any failure or delay in enforcing any term, exercising any option or requiring performance shall be binding or construed as a waiver unless agreed to in writing by an authorized representative of each of the parties.

         a. SEVERABILITY. Should any part, term or provision of this Agreement be held to be illegal, or in conflict with any law of the state where made, the validity of the remaining portions or provisions shall not be affected.

         b. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, all of which together shall constitute a single agreement.

         c. CONFIDENTIALITY. In the course of this Agreement, each Party may be exposed to the Confidential Information of the other Party. For purposes of this Agreement, "Confidential Information" means any information disclosed by one Party to the other pursuant to this Agreement which is in written, graphic, machine readable, or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. ATC and Suzuki each agree to treat as confidential all Confidential Information of the other Party, not to use such Confidential Information except as set forth herein and not to disclose such Confidential Information to any third party except as may be reasonably required pursuant to this Agreement and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the generality of the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other Party under this Agreement, provided, however, that in no event shall such degree of care be less than reasonable in light of general industry practice. Notwithstanding the foregoing, neither Party hereto shall have liability to the other with regard to any Confidential Information of the other which (i) was in the public domain at the time it was disclosed or becomes in the public domain through no fault of the receiver; (ii) was known to the receiver, without restriction, at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the discloser;
(iv) was independently developed by the receiver without any use of the Confidential Information; (v) becomes known to the receiver, without restriction, from a source other than the discloser, without breach of this Agreement by receiver; or (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that the receiver shall provide prompt notice thereof to enable the discloser to seek a protective order to otherwise prevent such disclosure. ATC and Suzuki each agree to use all reasonable efforts, including, without limitation, the execution of proprietary non-disclosure agreements by employees and subcontractors, to ensure compliance with the terms set forth in this paragraph by its officers, employees, subcontractors and any third party having access to the Confidential Information. Each Party acknowledges that any disclosure to third parties of Confidential Information may cause immediate and irreparable harm to the other.

         d. INDEPENDENT CONTRACTORS: Each Party is acting as an independent contractor under this Agreement. Each Party's personnel are not employees or agents of the other parties for federal, state or other taxes or any other purposes whatsoever, and are not entitled to compensation, employee benefits or


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

other incidents of employment from any of the other parties. Each Party assumes sole and full responsibility for the acts and omissions of its own employees, representatives and agents. Personnel of one Party have no authority to make commitments or enter into contracts on behalf of, bind or otherwise obligate any other Party in any manner whatsoever. Except for the specific obligations set forth in this Agreement, nothing hereunder shall be deemed to constitute, create, give effect to or otherwise recognize a joint venture, partnership or business entity of any kind, nor shall anything in this Agreement be deemed to constitute any party the agent or authorized representative of the other.

         e. ASSIGNMENT. This Agreement is binding on the parties, their successors and permitted assigns. Suzuki may not assign, transfer or subcontract this Agreement, or any rights or obligations hereunder, to any other Party without ATC's prior written consent and any attempt to do so shall be void.

         f. NOTICES. All notices shall be in writing and delivered personally or properly mailed, by certified mail or overnight courier, to the addresses set forth at the beginning of this Agreement, to the attention of the undersigned or by electronic or digital means which is subject to confirmation of receipt and authentication. Notices shall be deemed given on the date delivered or when placed in the mails as specified or when receipt is confirmed, whichever is applicable. Either Party may add to or change the address or addressee for notice by giving notice to the other Party.

         g. GOVERNING LAW & Interpretation. This Agreement shall be construed and enforced under the substantive laws of the State of Arizona, without regard to its conflict of laws provisions. The parties hereto consent to the jurisdiction of the state and federal courts located in Maricopa County, Arizona in the event there is a legal proceeding relating to this Agreement.

         h. HEADINGS. Headings are solely for reference and shall not affect the meaning of any terms.

         IN WITNESS THEREOF, the parties hereto have executed this Agreement on the day and year first above written.

AUTOTRADECENTER.COM, INC.                   AMERICAN SUZUKI MOTOR CORPORATION

BY:/s/MARK JENSEN                           BY: /s/TIM FINLEY

ITS: Vice President                         ITS: National Fleet and Remarketing
                                                 Manager


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


                                    EXHIBIT A

                        SUZUKI WEBSITE OVERVIEW DOCUMENT


General


The American Suzuki Motor Corporation website designed, developed, executed, and maintained by AutoTradeCenter.com Inc. is for the purpose of remarketing
"Suzuki" vehicles to Suzuki franchised and/or other non-Suzuki franchised automobile dealers. The website, known as the Suzuki PROLine, or Suzuki Program Remarketing Online, will allow the viewing and sale of available "Suzuki" vehicles to a select dealer audience determined by Suzuki, enrolled and managed by AutoTradeCenter.com.

Available Suzuki PROLine vehicle inventory is comprised of select Suzuki vehicles from various rental fleets, owned or managed by Suzuki. Proline inventories will be populated from select Suzuki holding and/or marshalling facilities, various daily rental locations, and/or select Suzuki auction locations. Available Suzuki PROLine inventory will be presented with third party condition reports and/or digital photos to enrolled dealers for a pre-determined period of time for sale. Select parties such as purchasing dealer, auction, rental company, Suzuki, and other, will receive notification of all vehicles sold on the PROLine via automated email and/or fax delivery. Suzuki PROLine inventory sales status will be continuously available to select parties deemed necessary by Suzuki. Any unsold vehicle inventory will be "rolled off" the PROLine website and presented through select Suzuki auction lanes.







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


                                    EXHIBIT B

                          SUZUKI PROLINE TERMS OF SALE







A Suzuki PROLine vehicle sale consists of the following components,

Delivered by AutoTradeCenter

         1.     An available Suzuki vehicle

         2.     An enrolled dealer/buyer

         3.     An electronic purchase selection

         4. An automated purchase confirmation delivery via email or fax to all parties deemed necessary by Suzuki



Delivered by third party such as an auction and/or administrative agency,

       Upon receipt of Suzuki PROLine purchase confirmation from AutoTradeCenter

         1.     Bill of sale is generated

         2. Title is delivered to predetermined party responsible for the (i.e. auction holding vehicle purchased

         3.     Sale proceeds collected from purchaser

         4.     Title is delivered to purchaser

         5. Net proceeds delivered via wire from auction to seller specified account

         6.     Bill of sale documentation delivered to seller



AutoTradeCenter will invoice individual auctions for Suzuki PROLine transactions on a weekly/monthly basis.

AutoTradeCenter   will  invoice  Suzuki  for  all  data  management  fees  on  a weekly/monthly basis.

AutoTradeCenter will invoice Suzuki for all agreed upon enhanced marketing services on a weekly/monthly basis.







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                                      [TBD]



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